Exhibit 99.1

ABERCROMBIE & FITCH REPORTS FIRST QUARTER 2012 RESULTS

BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175 AND INCREASES

SHARE REPURCHASE AUTHORIZATION BY TEN MILLION SHARES

New Albany, Ohio, May 16, 2012: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected net income of $3.0 million and net income per diluted share of $0.03 for the thirteen weeks ended April 28, 2012, compared to net income of $25.1 million and net income per diluted share of $0.28 for the thirteen weeks ended April 30, 2011.

Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:

“While we are disappointed that European sales trends remain challenging in a very difficult macroeconomic environment, we are largely satisfied with our overall performance for the quarter in that context. Our U.S. business, including direct-to-consumer, increased 4% on a comparable basis, on top of a strong performance last year. Our international business comped negatively, but the economics remain strong and we delivered overall international sales growth of 42% including a strong performance in direct-to-consumer. With cotton cost issues now largely behind us, we look forward to strong year over year earnings growth in the back half of the year.”

First Quarter Summary

Net sales for the thirteen weeks ended April 28, 2012 increased 10% to $921.2 million from $836.7 million for the thirteen weeks ended April 30, 2011. U.S. sales, including direct-to-consumer sales, increased 1% to $644.3 million. International sales, including direct-to-consumer sales, increased 42% to $277.0 million. Total Company direct-to-consumer sales, including shipping and handling, increased 40% to $148.2 million.

Total comparable store sales for the quarter decreased 5%. By brand, comparable store sales decreased 4% for Abercrombie & Fitch, decreased 11% for abercrombie kids, and decreased 5% for Hollister Co. Total sales by brand were $360.4 million for Abercrombie & Fitch, $77.7 million for abercrombie kids and $463.6 million for Hollister Co.

The gross profit rate for the first quarter was 62.6%, 240 basis points lower than last year’s first quarter gross profit rate. The decrease in the gross profit rate was driven by a significant increase in average unit cost.

Stores and distribution expense, as a percentage of net sales, increased to 49.5% from 47.7% for the first quarter last year. The increase in the stores and distribution expense rate was primarily driven by higher direct-to-consumer costs, store payroll and store management costs, partially offset by a lower occupancy expense rate.

Marketing, general and administrative expense for the first quarter was $116.9 million, a 9% increase compared to $107.7 million during the same period last year. The increase in marketing, general and administrative expense was due to increases in marketing expense, equity compensation expense and other expense.

The effective tax rate for continuing operations for the thirteen weeks ended April 28, 2012 was 43.0% compared to 35.6% for the Fiscal 2011 comparable period.

Net income was $3.0 million and net income per diluted share was $0.03 for the thirteen weeks ended April 28, 2012, compared to net income of $25.1 million and net income per diluted share of $0.28 for the comparable period last year.

The Company ended the first quarter of Fiscal 2012 with $321.6 million in cash and cash equivalents, and $37.9 million in current marketable securities.

During the first quarter of Fiscal 2012, the Company repurchased 3.3 million shares of its common stock at an aggregate cost of approximately $161.2 million.

The Company opened an Abercrombie & Fitch flagship in Hamburg and seven international Hollister stores during the quarter. Subsequent to quarter-end, the Company has opened four international Gilly Hicks stores.

2012 Outlook

Based on first quarter trends, the Company is now projecting same store sales to be down by a mid-single digit percentage on a full-year basis. Notwithstanding lower sales expectations, the Company continues to expect full year diluted earnings per share in the range of $3.50 to $3.75, with lower sales offset by a higher projected gross margin rate, lower expenses, and a lower share count at the end of the first quarter.

The Company continues to anticipate opening international Abercrombie & Fitch flagship locations in Hong Kong, Munich, Dublin and Amsterdam in Fiscal 2012. The Company continues to anticipate opening close to 40 international Hollister stores throughout the year.

Based on current new store plans and other planned expenditures, the Company continues to expect total capital expenditures for 2012 to be approximately $400 million, predominately related to new stores, store refreshes and remodels.

Other Developments

On May 15, 2012, the Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on June 12, 2012 to shareholders of record at the close of business on May 29, 2012.

Additionally, the Board of Directors increased the existing share repurchase authorization by ten million shares, bringing the shares available for purchase under its publicly announced share repurchase authorization to 12.9 million shares.

An investor presentation of first quarter results will be available in the “Investors” section of the Company’s website at www.abercrombie.com at approximately 8:00 AM, Eastern Time, today.

The Company will report second quarter sales and earnings results on Wednesday, August 15, 2012.

At the end of the first quarter, the Company operated a total of 1,049 stores. The Company operated 279 Abercrombie & Fitch stores, 154 abercrombie kids stores, 491 Hollister Co. stores and 18 Gilly Hicks stores in the United States. The Company operated 15 Abercrombie & Fitch stores, five abercrombie kids stores, 84 Hollister Co. stores and three Gilly Hicks store internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.

Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (888) 572-7033 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 785-1763. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 4779075 or through wwww.abercrombie.com.

For further information, call:

Eric Cerny

Senior Manager, Investor Relations

(614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2012 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer sales are subject to numerous risks that could adversely impact sales; we have incurred, and may continue to incur, significant costs related to store closures; our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable store sales may continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our stock price may be volatile and investors may not be able to resell shares of our Common Stock at or above the price paid to acquire the shares; our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise; our reliance on two distribution centers domestically and two third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; modifications and/or upgrades to our information technology systems may disrupt our operations; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) and our Term Loan Agreement include financial and other covenants that impose restrictions on our financial and business operations; our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions; and compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

Abercrombie & Fitch Co.

Consolidated Statements of Income

Thirteen Weeks Ended April 28, 2012 and April 30, 2011

(in thousands, except per share data)

	(Unaudited)
	2012	% of Net Sales	2011	% of Net Sales
Net Sales	$921,218	100.0%	$836,674	100.0%

Cost of Goods Sold	344,859	37.4%	293,013	35.0%

Gross Profit	576,359	62.6%	543,661	65.0%

Total Stores and Distribution Expense	455,732	49.5%	399,101	47.7%

Total Marketing, General and Administrative Expense	116,889	12.7%	107,651	12.9%

Other Operating Income, Net	(2,584)	-0.3%	(1,836)	-0.2%

Operating Income	6,322	0.7%	38,745	4.6%

Interest Expense, Net	1,089	0.1%	950	0.1%

Income from Continuing Operation Before Taxes	5,233	0.6%	37,795	4.5%

Tax Expense from Continuing Operations	2,248	0.2%	13,450	1.6%

Net Income from Continuing Operations	2,985	0.3%	24,345	2.9%

Net Income from Discontinued Operations (net of taxes)	—	—	796	0.1%

Net Income	$2,985	0.3%	$25,141	3.0%

Net Income Per Share from Continuing Operations:
Basic	$0.04		$0.28
Diluted	$0.03		$0.27

Net Income Per Share from Discontinued Operations:
Basic	$—		$0.01
Diluted	$—		$0.01

Net Income Per Share:
Basic	$0.04		$0.29
Diluted	$0.03		$0.28

Weighted-Average Shares Outstanding:
Basic	84,593		87,282
Diluted	86,184		90,441

Abercrombie & Fitch Co.

Consolidated Balance Sheets

(in thousands)

	(Unaudited) April 28, 2012	January 28, 2012	(Unaudited) April 30, 2011
ASSETS
Current Assets
Cash and Equivalents	$321,617	$583,495	$741,823
Marketable Securities	37,902	84,650	—
Receivables	73,429	89,350	78,209
Inventories	517,564	569,818	358,371
Deferred Income Taxes	75,775	77,120	61,033
Other Current Assets	83,386	84,342	95,089

Total Current Assets	1,109,673	1,488,775	1,334,525

Property and Equipment, Net	1,266,875	1,197,271	1,161,905

Non-Current Marketable Securities	—	14,858	101,550

Other Assets	357,393	347,249	290,014

TOTAL ASSETS	$2,733,941	$3,048,153	$2,887,994

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Outstanding Checks	$160,203	$211,368	$151,428
Accrued Expenses	323,573	369,073	258,288
Deferred Lease Credits	41,544	41,047	41,925
Income Taxes Payable	19,850	77,918	35,138

Total Current Liabilities	545,170	699,406	486,779

Long-Term Liabilities
Deferred Income Taxes	—	4,123	24,246
Deferred Lease Credits	183,066	183,022	192,321
Long-term Debt	65,708	57,851	69,870
Other Liabilities	246,982	241,295	206,216

Total Long-Term Liabilities	495,756	486,291	492,653

Total Shareholders’ Equity	1,693,015	1,862,456	1,908,562

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,733,941	$3,048,153	$2,887,994

Abercrombie & Fitch Co.

U.S. Store Count

(Unaudited)

Thirteen Week Period Ended April 28, 2012

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total
January 28, 2012	280	154	494	18	946

New	1	—	—	—	1

Closed	(2)	—	(3)	—	(5)

April 28, 2012	279	154	491	18	942

Abercrombie & Fitch Co.

International Store Count

(Unaudited)

Thirteen Week Period Ended April 28, 2012

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total
January 28, 2012	14	5	77	3	99

New	1	—	7	—	8

Closed	—	—	—	—	—

April 28, 2012	15	5	84	3	107